Exhibit 99.1

MONARCH FINANCIAL REPORTS RECORD QUARTERLY

AND ANNUAL FINANCIAL PERFORMANCE

Chesapeake, VA - Monarch Financial Holdings, Inc. (Nasdaq: MNRK, MNRKP), the bank holding company for Monarch Bank, reported record all-time quarterly and annual profits with total assets growing $307 million in 2012 to reach $1.21 billion at year end.

“We are excited to close out a record year for profitability and growth, with our 16th quarter of record year over year quarterly performance. Strong and profitable mortgage loan closings, improved credit costs, loan and demand deposit growth, and strong net interest income continues to drive our bottom line results.” stated Brad E. Schwartz, Chief Executive Officer. “Non-performing assets hit their lowest level since 2008 with no foreclosed real estate owned at year-end. The market has responded to our standout performance with price appreciation in our common stock that, when combined with our dividend payments, produced a 30% annual shareholder return for 2012.”

Fourth quarter 2012 highlights are:

•	Record 4th quarter net income of $3,768,373, up 93%

•	Net income available to common shareholders up 126%

•	Basic earnings per share of $0.44 up 100%

•	$765 million in mortgage loans closed

Full year 2012 highlights are:

•	Record annual net income of $12,824,869, up 80%

•	Net income available to common shareholders up 105%

•	Basic earnings per share of $1.54, up 97%

•	Total assets reach $1.21 billion mark

•	Non-performing assets drop to 0.30% of total assets

•	$2.7 billion in mortgage loans closed

Net income was $3,768,373 for the fourth quarter of 2012, up 93% from the same period in 2011, which was the Company’s previous record fourth quarter with $1,954,034 in net income. The quarterly annualized return on average equity (ROE) was 17.51%, and the quarterly return on average assets (ROA)

was 1.28%. Quarterly basic earnings per share were $0.44, compared to $0.22 per share in the same quarter of 2011, a 100% improvement. Diluted earnings per share were $0.37, compared to $0.19 per share in the same quarter of 2011, a 95% improvement.

For 2012 net income was a record $12,824,869 compared to $7,125,612 in 2011, an 80% increase. We exceeded our 2011 annual net income by $5.7 million. Our 2012 annual return on average equity (ROE) was 15.84%, and the return on average assets (ROA) was 1.26%. Annual basic earnings per share were $1.54 compared to $0.78 in 2011. Diluted earnings per share were $1.26 compared to $0.70 per share in 2011, an 80% improvement.

Total assets at December 31, 2012 increased to $1.21 billion driven primarily by growth in our mortgage loans held for sale portfolio. Loans held for investment grew $53 million year over year, while mortgage loans held for sale grew by $208 million. Deposits increased $162 million year over year, with $81 million of that growth in demand deposits. Short term time deposits and borrowings have been used to support the growth in our short-term loans held for sale portfolio, and they increased due to the high level of mortgage purchase and refinance activity. This funding strategy, coupled with our focus on generating commercial demand deposits through our cash management team, continues to support growth and drive down our overall funding costs.

“Our bankers delivered excellent performance this year, with 9% growth in our loan portfolio and a 46% growth in lower cost demand deposits. Our plans are to continue growing our loan portfolio and deposit base in our existing markets and with our expansion to the Peninsula region of Hampton Roads” stated Neal Crawford, President of Monarch Bank. “While announced earlier, we are proud of being recognized as the second largest community bank based on deposits in the Greater Hampton Roads Metropolitan Area.”

Non-performing assets were 0.30%, which remains significantly below that of our local, state, and national peer group. Non-performing assets were $3.6 million which was down from $7.8 million or 0.85% of assets at year-end 2011. Non-performing assets were comprised of $3.5 million in non-accrual loans and $153 thousand in loans more than 90 days past due. The company had no other real estate owned as of year-end 2012. Provision expense for the fourth quarter was $517 thousand and net charge-offs were $497 thousand. The allowance for loan losses of $10.9 million represents 1.65% of loans held for investment and 300% of non-performing loans.

Average equity to average assets was 7.92% during 2012, down from 9.16% one year prior. Total risk-based capital to risk weighted assets at Monarch Bank equaled 12.73%, significantly higher than the required level to meet the highest rating of “Well Capitalized” by federal banking regulators. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Many of our preferred shareholders elected to convert their shares to common stock in the fourth quarter, with 318,877 shares of the original 800,000 shares now converted to common stock. The ongoing reduction in preferred shares outstanding will improve the income available for common shareholders in 2013. The company is reviewing options for redeeming the remaining outstanding shares at par or converting the shares to common stock during 2013.

Net interest income, our number one driver of profitability, increased 17% or $1.6 million during the fourth quarter of 2012 compared to the same quarter in 2011. Our 2012 net interest margin was 4.29% compared to 4.51% for 2011. Our net interest margin was 4.07% for the fourth quarter of 2012. Loans held for investment, our largest earning asset category, produced an average yield of 5.56% in the fourth quarter compared to 5.65% in the third quarter for a total nine basis point decline. Our total funding costs dropped to 0.72% in the fourth quarter compared to 0.74% in the third quarter. The lower rates and higher concentration of mortgage loans held for sale drove higher net interest income while at the same time pushing down the net interest margin ratio in the fourth quarter.

“Strong mortgage activity continued into the fourth quarter and drove our total closing volume to $2.7 billion for the year, a new company record. We are especially proud to have closed 42% of our annual volume for home purchases” stated William T. Morrison, CEO of Monarch Mortgage. “Home purchase mortgage loans represented 38% of total closed loans in the fourth quarter of 2012.”

Non-interest income grew by $8.0 million during the fourth quarter over the previous year, and grew by $35.0 million for 2012 compared to the previous year. Total non-interest expenses grew by $8.0 million during the fourth quarter, and grew by $33.2 million for 2012 compared to the previous year. Two-thirds of the increases in non-interest expense are variable commissions and incentives primarily related to increased mortgage production. Mortgage revenue continues to be the number one driver of non-interest income. $765 million in mortgage loans were closed during the fourth quarter and $2.7 billion were closed for 2012. Total closed mortgage loans of $2.7 billion exceeded our previous record of $1.6 billion achieved in 2011.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with eleven banking offices in Chesapeake, Virginia Beach, Norfolk, Suffolk, and Williamsburg Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Home Funding, LLC (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”, and shares of our preferred stock are publicly traded on the Nasdaq Capital Market under the symbol “MNRKP”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

##

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	January 31, 2013

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	December 31,	December 31,
	2012	2011
ASSETS:
Cash and due from banks	$39,888	$20,091
Interest bearing bank balances	2,143	1,467
Federal funds sold	15,744	10,188

Investment securities, at fair value	14,634	9,187

Loans held for sale	419,075	211,555

Loans held for investment, net of unearned income	661,094	607,612
Less: allowance for loan losses	(10,910)	(9,930)

Net loans	650,184	597,682

Bank premises and equipment, net	25,448	23,094
Restricted equity securities, at cost	12,363	6,421
Bank owned life insurance	7,173	6,946
Goodwill	775	775
Intangible assets, net	283	461
Accrued interest receivable and other assets	27,868	20,920

Total assets	$1,215,578	$908,787

LIABILITIES:
Demand deposits—non-interest bearing	$190,120	$133,855
Demand deposits—interest bearing	65,369	40,930
Money market deposits	335,899	269,750
Savings deposits	22,127	17,916
Time deposits	288,267	277,641

Total deposits	901,782	740,092

FHLB borrowings	194,299	70,927
Short term borrowings	5,000	—
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	15,550	10,924

Total liabilities	1,126,631	831,943

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,185,300 shares authorized; none issued	—	—
Noncumulative perpetual preferred stock, series B, liquidation value of $20.0 million, $5 par value; 800,000 shares authorized, 481,123 issued and outstanding at December 31, 2012, 800,000 issued and outstanding at December 31, 2011	2,406	4,000
Common stock, $5 par, 20,000,000 shares authorized; issued—8,557,939 shares (includes nonvested shares of 231,460) at December 31, 2012 and 7,199,608 shares (includes nonvested shares of 100,260) at December 31, 2011 (1)	41,632	35,497
Capital in excess of par value	12,718	16,558
Retained earnings	30,786	20,538
Accumulated other comprehensive loss	(200)	(363)

Total Monarch Financial Holdings, Inc. stockholders’ equity	87,342	76,230
Noncontrolling interest	1,605	614

Total equity	88,947	76,844

Total liabilities and stockholders’ equity	$1,215,578	$908,787

(1)	All share information has been adjusted to reflect the 6 for 5 stock split December 7, 2012.

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
INTEREST INCOME:
Interest on federal funds sold	$4,208	$2,657	$23,343	$53,256
Interest on other bank accounts	8,279	3,320	21,438	6,048
Dividends on equity securities	50,422	36,039	191,396	156,986
Interest on investment securities	50,294	43,885	200,285	183,288
Interest and fees on loans	12,577,364	10,882,740	46,032,003	40,019,749

Total interest income	12,690,567	10,968,641	46,468,465	40,419,327

INTEREST EXPENSE:
Interest on deposits	1,206,595	1,324,133	4,962,290	6,198,080
Interest on trust preferred subordinated debt	125,215	122,850	494,912	492,750
Interest on other borrowings	259,195	37,866	459,032	105,625

Total interest expense	1,591,005	1,484,849	5,916,234	6,796,455

NET INTEREST INCOME	11,099,562	9,483,792	40,552,231	33,622,872
PROVISION FOR LOAN LOSSES	517,456	2,479,916	4,831,133	6,319,887

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,582,106	7,003,876	35,721,098	27,302,985

NON-INTEREST INCOME:
Mortgage banking income	23,825,701	16,138,685	86,213,596	51,362,464
Service charges and fees	489,830	418,232	1,830,018	1,630,416
Other income	564,205	366,999	1,717,192	1,752,558

Total non-interest income	24,879,736	16,923,916	89,760,806	54,745,438

NON-INTEREST EXPENSE:
Salaries and employee benefits	8,199,075	6,485,192	29,868,159	23,236,123
Commissions and incentives	12,986,177	8,146,992	46,572,529	25,093,001
Occupancy and equipment	1,948,464	1,646,251	7,089,757	5,911,658
Loan expense	2,461,957	2,022,888	8,487,520	6,785,814
Marketing expense	775,861	423,819	2,412,674	1,541,689
Data processing	455,784	308,174	1,525,400	1,197,085
Other expenses	2,230,718	2,052,007	8,299,574	7,278,996

Total non-interest expense	29,058,036	21,085,323	104,255,613	71,044,366

INCOME BEFORE TAXES	6,403,806	2,842,469	21,226,291	11,004,057

Income tax provision	(2,337,743)	(768,595)	(7,426,785)	(3,418,692)

NET INCOME	4,066,063	2,073,874	13,799,506	7,585,365

Less: Net income attributable to noncontrolling interest	(297,690)	(119,840)	(974,637)	(459,753)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC	$3,768,373	$1,954,034	$12,824,869	$7,125,612

Preferred stock dividend and accretion of preferred stock discount	(237,943)	(390,000)	(1,402,532)	(1,560,000)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$3,530,430	$1,564,034	$11,422,337	$5,565,612

NET INCOME PER COMMON SHARE:
Basic (1)	$0.44	$0.22	$1.54	$0.78
Diluted (1)	$0.37	$0.19	$1.25	$0.70

(1)	All share information has been adjusted to reflect the 6 for 5 stock split December 7, 2012.

6 months	9 months	3 months	3 months	3 months	3 months
6/30/2012	9/30/2012	12/31/2012	9/30/2012	6/30/2012	3/31/2012

$15,162	$19,135	$4,208	$3,973	$8,903	$6,259
8,446	13,159	8,279	4,713	4,898	3,548
102,474	140,974	50,422	38,500	64,974	37,500
97,321	149,991	50,294	52,670	51,090	46,231
21,734,790	33,454,639	12,577,364	11,719,849	10,853,754	10,881,036

21,958,193	33,777,898	12,690,567	11,819,705	10,983,619	10,974,574

2,548,691	3,755,695	1,206,595	1,207,004	1,266,904	1,281,787
246,275	369,697	125,215	123,422	123,425	122,850
100,114	199,837	259,195	99,723	37,607	62,507

2,895,080	4,325,229	1,591,005	1,430,149	1,427,936	1,467,144

19,063,113	29,452,669	11,099,562	10,389,556	9,555,683	9,507,430
3,415,079	4,313,677	517,456	898,598	1,484,400	1,930,679

15,648,034	25,138,992	10,582,106	9,490,958	8,071,283	7,576,751

36,736,289	62,387,895	23,825,701	25,651,606	20,152,078	16,584,211
881,616	1,340,188	489,830	458,572	467,565	414,051
702,036	1,152,987	564,205	450,951	304,290	397,746

38,319,941	64,881,070	24,879,736	26,561,129	20,923,933	17,396,008

13,724,438	21,669,084	8,199,075	7,944,646	7,093,920	6,630,518
19,084,866	33,586,352	12,986,177	14,501,486	10,352,665	8,732,201
3,314,179	5,141,293	1,948,464	1,827,114	1,715,098	1,599,081
3,799,454	6,025,563	2,461,957	2,226,109	2,184,323	1,615,131
1,003,817	1,636,813	775,861	632,996	593,526	410,291
709,332	1,069,616	455,784	360,284	363,342	345,990
3,751,503	6,068,856	2,230,718	2,317,353	2,202,905	1,548,598

45,387,589	75,197,577	29,058,036	29,809,988	24,505,779	20,881,810

8,580,386	14,822,485	6,403,806	6,242,099	4,489,437	4,090,949

(2,977,835)	(5,089,042)	(2,337,743)	(2,111,207)	(1,556,294)	(1,421,541)

5,602,551	9,733,443	4,066,063	4,130,892	2,933,143	2,669,408

(309,458)	(676,947)	(297,690)	(367,489)	(156,156)	(153,302)

$5,293,093	$9,056,496	$3,768,373	$3,763,403	$2,776,987	$2,516,106

(780,000)	(1,164,589)	(237,943)	(622,532)	(390,000)	(390,000)

$4,513,093	$7,891,907	$3,530,430	$3,140,871	$2,386,987	$2,126,106

$0.75	$1.09	$0.45	$0.79	$0.40	$0.35
$0.62	$0.88	$0.37	$0.63	$0.33	$0.29

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
EARNINGS
Interest income	$12,690	$10,969	$46,468	$40,420
Interest expense	1,591	1,485	5,916	6,797
Net interest income	11,099	9,484	40,552	33,623
Provision for loan losses	517	2,480	4,831	6,320
Noninterest income	24,880	16,924	89,761	54,746
Noninterest expense	29,058	21,085	104,256	71,044
Pre-tax net income	6,404	2,843	21,226	11,005
Minority interest in net income	298	120	975	460
Income taxes	2,338	769	7,426	3,419
Net income	3,768	1,954	12,825	7,126

PER COMMON SHARE (1)
Earnings per share—basic	$0.44	$0.22	$1.54	$0.78
Earnings per share—diluted	0.37	0.19	1.26	0.70
Common stock—per share dividends	0.05	0.04	0.19	0.16
Book value			8.80	7.81
Tangible book value			8.68	7.64
Closing market price (adjusted)			8.22	6.41
Average Basic Shares Outstanding	7,980,259	7,124,202	7,400,443	7,147,290
Average Diluted Shares Outstanding	10,315,360	10,139,520	10,262,775	10,165,105

FINANCIAL RATIOS
Return on average assets	1.28%	0.88%	1.26%	0.89%
Return on average stockholders’ equity	17.51	10.26	15.84	9.66
Net interest margin (FTE)	4.07	4.69	4.29	4.51
Non-interest revenue/Total revenue	66.3	60.7	65.9	57.5
Efficiency—Consolidated	80.4	79.7	79.8	80.2
Efficiency—Bank only	54.5	49.0	53.6	54.5
Average equity to average assets	7.29	8.57	7.92	9.16
Total risk based capital—Consolidated			12.05	12.43
Total risk based capital—Bank only			12.73	11.97

PERIOD END BALANCES
Total loans held for sale			$419,075	$211,555
Total loans held for investment			661,094	607,612
Interest-earning assets			1,128,656	849,148
Assets			1,215,578	908,787
Total deposits			901,782	740,092
Other borrowings			209,299	80,927
Stockholders’ equity			88,947	76,844

AVERAGE BALANCES
Total loans held for sale	$423,354	$189,622	$306,497	$129,279
Total loans held for investment	637,774	599,890	617,334	581,445
Interest-earning assets	1,092,332	810,881	953,102	754,883
Assets	1,173,820	881,794	1,021,836	804,842
Total deposits	945,297	749,402	865,333	704,461
Other borrowings	114,140	27,212	53,965	17,329
Stockholders’ equity	85,584	75,594	80,984	73,755

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$10,890	$10,301	$9,930	$9,038
Provision for loan losses	517	2,480	4,831	6,320
Charge-offs	622	3,034	4,343	6,127
Recoveries	125	183	492	699
Ending balance	10,910	9,930	10,910	9,930
Net charge-off loans to average loans	0.08	0.48	0.62	0.93

ASSET QUALITY RATIOS
Nonperforming assets to total assets			0.30%	0.85%
Allowance for loan losses to total loans held for investment			1.65	1.63
Allowance for loan losses to nonperforming loans			300.06	225.94

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due			$153	$178
Nonaccrual & Restructured debt			3,483	4,217
OREO			0	3,369

Nonperforming assets			3,636	7,764

(1)	All share information has been adjusted to reflect the 6 for 5 stock split December 7, 2012.